Exhibit 99(a)

FOR IMMEDIATE RELEASE	CONTACT: KEVIN L. BARNETT (614) 870-5603

CORE MOLDING TECHNOLOGIES ANNOUNCES PLANS TO BUILD NEW MATAMOROS FACILITY

COLUMBUS, OHIO – July 1, 2008 – Core Molding Technologies, Inc. (AMEX: CMT) today announced that it has signed a letter of intent to purchase approximately 22 acres of land and to construct a manufacturing facility in Matamoros, Mexico. The company plans to invest approximately $20.2 million in a new facility that will replace its existing leased facility in Matamoros and add compression molding capabilities. The scheduled 2009 opening of the new 400,000 sq. ft. plant will allow Core Molding Technologies to better serve existing customers and provide capacity for future growth.

“We’ve looked at making a strategic investment in the Southwest area for some time,” said Kevin L. Barnett, President and Chief Executive Officer. Core Molding Technologies has had a successful open molding and resin transfer molding operation in Matamoros since 2001, operating out of a leased facility. “The existing leased facility is not optimal for our needs and does not offer much expansion opportunity for growth,” continued Barnett. Core Molding Technologies also plans to add compression molding capabilities at this new facility along with the existing open and resin transfer molding processes. “Having compression molding in the Southwest will allow us to better serve our existing customers in this area by reducing the delivery costs associated with our products and improving our overall competitiveness,” said Barnett.

Upon the completion of the new facility, Core Molding Technologies will move the production of certain products from its Columbus, Ohio facility to the new facility to more competitively serve certain customers located in that region. The Company expects to move approximately 75 positions from Columbus as a result of this transfer. The actual reduction in personnel is expected to be less due to increased labor needs resulting from increased production levels associated with the projected recovery in the truck market and new growth opportunities. “By expanding our capabilities in Matamoros and freeing up capacity in our Columbus facility, we gain the flexibility to take on new business, as we had little room for growth in either facility,” Barnett added. “We look forward to successfully completing this challenging project that improves our ability to serve our existing customers and expands our capabilities for future growth in both new and existing markets,” said Barnett.

Core Molding Technologies is a compounder of sheet molding compound (SMC) and molder of fiberglass-reinforced plastics. The Company produces high quality fiberglass-reinforced, molded products and SMC materials for varied markets, including medium and heavy-duty trucks, automobiles, personal watercraft, and other commercial products. The Company offers customer a range of manufacturing processes to fit various volume and capital requirements. These processes include compression molding, resin transfer molding (RTM), epoxy molding, spray-up and hand-lay-up. Core Molding Technologies has its headquarters in Columbus, Ohio, and operates plants in Columbus and Batavia, Ohio, Gaffney, South Carolina, and Matamoros, Mexico. More information on Core Molding Technologies can be found at www.coremt.com.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets, sometimes driven by federal and state regulations (including engine emission regulations), in which Core Molding Technologies operates; dependence upon two major customers as the primary source of Core Molding Technologies’ sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies’ suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; compliance changes to federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2007 Annual Report to Shareholders on Form 10-K.